Exhibit 99.1

Spindletop Health Acquisition Corp. Announces that Class A Common Stock and Warrants to Commence Separate Trading on or about December 27, 2021

AUSTIN, Texas, December 21, 2021 — Spindletop Health Acquisition Corp. (the “Company”) (NASDAQ:SHCAU) today announced that holders of the Company’s units may elect to separately trade the Class A common stock and warrants included in its units commencing on or about December 27, 2021.

The Class A common stock and warrants will trade on the Nasdaq Stock Market (“Nasdaq”) under the symbols SHCA and SHCAW, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Units not separated will continue to trade on Nasdaq under the symbol SHCAU.

Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A common stock and warrants.

A registration statement relating to the units and the underlying securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the initial public offering may be obtained for free by visiting the SEC website at http://www.sec.gov. Alternatively, a copy of the prospectus related to the initial public offering may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: 1-888-603-5847 or by email: Barclaysprospectus@broadridge.com; or Stifel, Nicolaus, & Company, Incorporated, 1 South Street, 15th Floor, Baltimore, Maryland 21202, Attn: Prospectus Department, or by emailing syndprospectus@stifel.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this press release, including, without limitation, regarding the Company’s business strategy, are forward-looking statements. Words such as “expect” and “intend” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the risk factors section of the Company’s final prospectus for its initial public offering and its subsequent filings with the SEC. The Company’s securities filings can be accessed on the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Spindletop Health Acquisition Corp.

512.961.4633

info@spindletophealth.com